UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 14, 2005 (January 11, 2005)

SEQUA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-804	13-1885030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166

(Address of principal executive officers)	(Zip code)

Registrant's telephone number, including area code	(212) 986-5500

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.06 Material Impairments

     Sequa Corporation ("Sequa") indicated in its Quarterly Report on Form 10-Q for the period ended September 30, 2004 that results for the fourth quarter of 2004 could be affected by potential charges at its Automotive segment stemming from a reduced volume of overseas sales.

     In response to a decision by an overseas end-user supplied through several customers of the Automotive segment to re-source certain supply contracts effective in the first half of 2005, the segment is realigning certain fixed assets to service other markets and contracts. Despite such realignment, Sequa determined on January 11, 2005 that, in the fourth quarter of 2004, it will record an asset impairment charge of $4.1 million and a provision of $0.2 million for related severance costs in this segment. It is expected that additional personnel-related costs of approximately $0.7 million will be accruable in 2005.

     Sequa is presently completing its year-end accounting close and, consequently, is unable to comment further on its consolidated results of operations for 2004.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEQUA CORPORATION

	BY	/S/ HOWARD M. LEITNER

Howard M. Leitner
Senior Vice President, Finance
(Chief Financial Officer)

January 14, 2005

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